AGREEMENT FOR WHOLESALE FINANCING
(Industrial/Construction — Rental/COMS)

This Agreement for Wholesale Financing (“Agreement”) is made between GE Commercial Distribution Finance Corporation (“CDF”) and NationsRent Companies, Inc., a Delaware corporation (“Parent”), and each of its direct and indirect subsidiaries party hereto (collectively, with Parent, “Dealers” and each, individually, a “Dealer”), having its chief executive office located at 450 East Las Olas Blvd., Suite 1400, Ft. Lauderdale, Florida 33301.

1.	Definitions. The following terms shall have the following meanings when used in this Agreement:

(a)	“Administrative Agent” means Wachovia Bank, National Association, and its successors or assigns.

(b)	“Advance” means all advances of money from CDF to or for the benefit of one or more Dealers under this Agreement for the finance or refinance of Equipment.

(c)

“Advance Certificate” means a certificate executed by Parent (on behalf of itself and each of the other Dealers) to CDF, which Advance Certificate sets forth a description of each item of Equipment to be subject thereto, the amount of the requested Advance related thereto, and such other information as CDF may reasonably request, an example of which is included as Exhibit C hereto (Equipment Finance Form).

(d)

“Approval” means either (i) CDF’s approval of Dealers’ request made pursuant to an Advance Certificate to finance or refinance particular Equipment, which approval is evidenced by CDF’s execution of such Advance Certificate (each, an “Option A Approval”); or (ii) CDF’s approval of Dealers’ request (which request may be made by Dealers or by a Vendor pursuant to a Purchase Order (as defined in Section 3(c) below) to finance particular Equipment, which approval is evidenced by CDF’s issuing of a financing approval to the Vendor of such Equipment (each, an “Option B Approval”).

(e)

“Average Daily Balance” means the amount equal to: (i) the sum of the outstanding Advances owed CDF on each day of a specified period for each item of Collateral identified on a TS and financed or refinanced by CDF, divided by (ii) the actual number of days in such specified period.

(f)	“Business Day” means any day the Federal Reserve Bank of Chicago is open for the transaction of business.

(g)

“Change of Control” means any of the following: (i) any “person” or “group” (within the meaning of the Securities Exchange Act of 1934, as amended from time to time, and any successor statute and the rules of the Securities and Exchange Commission thereunder (the “Exchange Act”)), other than any such “person” or “group” that is a “beneficial owner” (as defined in the Exchange Act) of voting capital stock of Parent as of the date of this Agreement, shall become the “beneficial owner” (as defined in the Exchange Act), directly or indirectly, of more than 50% of the voting capital stock of Parent; (ii) Parent shall cease to own, directly or indirectly, 100% of the issued and outstanding voting capital stock of any other Dealer; or (iii) any of the Dealers shall consummate a merger, or be dissolved.

(h)

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 23, 2003, among Dealers, each of the financial institutions identified as lenders on the signature pages thereto, and the Administrative Agent, as amended, extended, renewed, increased, refinanced, restated, superseded, or replaced from time to time.

(i)	“Collateral” has the meaning set forth in Section 4.

(j)	“Curtailment Payment” has the meaning set forth in Section 3(f).

(k)	“Daily Charge” means the Daily Rate multiplied by the Average Daily Balance.

(l)	“Daily Rate” means, for a given calendar month, the Prime Rate for such calendar month minus .35% divided by 360.

(m)	“Default” has the meaning set forth in Section 15.

(n)	“Equipment” means Rental Equipment and Resale Equipment.

(o)

“Indenture” means that certain Indenture, dated as of October 23, 2003, among Parent, the Indenture Trustee, and each of the guarantors named therein, as amended, restated, superseded, or replaced from time to time.

(p)	“Indenture Trustee” means Wilmington Trust Company, in its capacity as indenture trustee or collateral agent, as applicable, and its successors or assigns.

(q)	“Liens” means all liens, security interests, and other encumbrances.

(r)

“Loan Balance” means, as of a specified date, the sum of: (i) all outstanding Advances as of such specified date; (ii) all accrued interest with respect to such outstanding Advances as of such specified date; and (ii) all other unpaid amounts which are due and owing under the terms of this Agreement as of such specified date.

(s)

“Material Adverse Effect” means: (i) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Dealers taken as a whole; or (ii) a material impairment of the ability of Dealers taken as a whole to perform their obligations under or to remain in compliance with this Agreement.

(t)	“Maximum Amount” means $25,000,000 or such greater amount as determined by CDF in its sole discretion.

(u)

“New Equipment” means, at the time of determination, equipment and inventory: (i) for which less than or equal to 360 days have elapsed from the original invoice date (each, an “Invoice Date”) of the manufacturer’s invoice (each, an “Invoice”) therefor and (ii) that is financed or refinanced by CDF in accordance with the terms of this Agreement.

(v)	“Net Curtailment Amount” means the total of all Curtailment Payments made by Dealers to CDF less the amount of any Return Curtailment Payments paid to Dealers by CDF.

(w)	“Obligations” has the meaning set forth in Section 4.

(x)	“OLV” means the orderly liquidation value of each item of the Rental Equipment constituting Collateral, as set forth in the most recent Rouse Report.

(y)	“Option A Approval” has the meaning set forth in this Section 1 in the definition of Approval.

(z)	“Option B Approval” has the meaning set forth in this Section 1 in the definition of Approval.

(aa)

“Permitted Liens” means (i) Permitted Tax Liens; (ii) Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Dealers in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (iii) Liens arising out of any judgments or awards against Dealers which have been adequately bonded to protect CDF’s interests or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review; (iv) Liens arising under Rental Contracts; (v) Liens granted to the Indenture Trustee in connection with the Indenture; and (vi) Liens granted to the Administrative Agent under the Credit Agreement.

(bb)

“Permitted Tax Liens” means any Liens related to any taxes, assessments and governmental charges (i) currently being contested in good faith and by appropriate proceedings by Dealers and for which adequate reserves have been established as required under generally accepted accounting principles or (ii) that are not yet due and payable.

(cc)

“Prime Rate” means the greater of (i) the prime rate of interest as referenced in the Wall Street Journal, and (ii) 5.50%. The Prime Rate shall be calculated monthly on the first Business Day of each calendar month and the result shall be the Prime Rate in effect for that calendar month.

(dd)	“Rental Contracts” has the meaning set forth in Section 14.

(ee)	“Rental Equipment” means New Equipment that is held by Dealers as part of their rental fleet and subject to rental by Dealers in the ordinary course of business.

(ff)	“Rental Equipment Amount” means, as of the last day of any specified calendar quarter, the outstanding Advances with respect to Rental Equipment less the Net Curtailment Amount.

(gg)	“Resale Equipment” means New Equipment that is held by Dealers for resale in the ordinary course of business and is not part of Dealers’ rental fleet.

(hh)	“Rouse” means Rouse Asset Services (or any other appraiser reasonably acceptable to CDF and Parent).

(ii)

“Rouse Report” means a report, prepared by Rouse as of the last day of each calendar quarter, that sets forth the OLV for each item of Rental Equipment constituting Collateral as of the last day of such calendar quarter.

(jj)

“Senior Secured Lenders Intercreditor Agreement” means an Intercreditor Agreement in form and substance reasonably acceptable to CDF and Dealers, duly executed and delivered by CDF, Dealers and the Administrative Agent.

(kk)	“Specified Permitted Liens” means Permitted Liens described in clauses (i), (ii) and (iii) of the definition of Permitted Liens.

(ll)	“Transaction Statement” and “TS” have the meanings set forth in Section 3(b).

(mm)	“Unmatured Default” means any occurrence which, with the giving of notice, the passage of time, or both, would constitute a Default.

2.	Extension of Credit.

(a)

Amount of Advances. The maximum amount of all Advances outstanding, when added to all then outstanding Approvals, shall not exceed the Maximum Amount. Subject to Section 4 below, CDF may combine all Advances to Dealers or on any Dealer’s behalf, whether provided by one or more of CDF’s branch offices, together with all finance charges, fees and expenses related thereto, to make one debt owed by Dealers. If, during any given calendar month during the term of this Agreement, the aggregate Average Daily Balance of all outstanding Advances falls below $15,000,000, a monthly fee of $4,000 will be incurred for each such calendar month.

(b)

Purpose of Extension of Credit. Dealers shall use Advances for financing or refinancing of Equipment. Subject to the terms of this Agreement, CDF may extend credit to Dealers from time to time to purchase, finance, or refinance Equipment acquired from CDF approved vendors (“Vendors”) and for other purposes. The Advance rate on Equipment shall be 100% of the Invoice price for such Equipment. CDF’s decision to make an Advance is discretionary, and will not be binding until the funds are actually advanced and, prior to making an Advance, CDF may, without notice to Dealers, elect not to finance or refinance any Equipment sold by particular Vendors who are in default to CDF, or with respect to which CDF reasonably feels insecure.

3.	Financing Terms.

(a)

General. Certain financial terms of any Advance which CDF makes under this Agreement are not set forth herein because such terms depend, in part, upon many variable factors, including the availability of Vendor discounts, payment terms or other incentives, and CDF’s floorplanning volume with Dealers and with Vendors. Therefore, CDF and Dealer agree that: (i) this Agreement only sets forth the general terms of Dealer’s financing arrangement with CDF; and (ii) the other terms governing Dealer’s financing arrangement with CDF will be confirmed in a TS (as defined below) and, with respect to Option A Approvals, set forth in the Advance Certificate executed by Parent (on behalf of itself and each of the other Dealers) and CDF pursuant to Section 3(b). Any TS issued by CDF in accordance with Section 3(b) or Section 3(c) will, absent manifest error, constitute prima facie evidence of: (A) all matters set forth therein; (B) Dealers’ acceptance of all terms thereof; (C) Dealers’ agreement that CDF is financing the Equipment subject thereto at Dealers’ request, in each case, unless, within 30 days after Dealers’ receipt thereof, Dealers deliver a written objection to CDF.

(b)

Option A Approval Procedures. With respect to Advances to be subject to an Option A Approval: (i) to request an Advance, Parent (on behalf of itself and each of the other Dealers) shall execute and deliver to CDF an Advance Certificate; (ii) upon agreeing to finance or refinance the items of Equipment set forth in such Advance Certificate, CDF will execute such Advance Certificate and deliver the same to Dealer, along with a Transaction Statement (“TS”) (which TS will be in substantially the form set forth as Exhibit B hereto) identifying such Equipment and the applicable financial terms, which TS will be consistent with the terms of this Agreement and the related Advance Certificate; and (iii) subject to satisfactory compliance with the applicable requirements described in Section 6 of this Agreement, CDF shall make the applicable Advance(s) by making payment directly to the Vendor or a Dealer, as mutually agreed in writing by Dealer and CDF.

(c)

Option B Approval Procedures. With respect to Advances to be subject to an Option B Approval: (i) Dealers will issue a purchase order (each, a “Purchase Order”) to the applicable Vendor or Vendors setting forth the Equipment to be subject thereto, the price thereof, and such other necessary or desirable information, which Purchase Order will list CDF as the financing source for payment of the Equipment subject to such Purchase Order; (ii) upon CDF’s issuance of an Option B Approval with respect to any such Advance and CDF’s receipt of the Vendor’s Invoice, CDF will send Dealers a TS identifying the Equipment to be subject to such Advance and the applicable financial terms, which TS will be consistent with the terms of this Agreement and the Purchase Order; and (iii) subject to satisfactory compliance with the applicable requirements described in Section 6 of this Agreement, CDF shall make the applicable Advance(s) by making payment directly to the Vendor.

(d)

Interest Rate. Subject to Sections 3(f) and 12, all Advances shall bear interest at the Daily Rate. Interest shall accrue monthly in arrears based on the Average Daily Balance and the Daily Rate for such month, calculated by multiplying the Daily Charge by the actual number of days in the applicable period. Interest will accrue to Dealers from the date CDF makes an Advance with respect to an item of Collateral identified on a TS until CDF is paid in full in accordance with CDF’s Payment Recognition Policy (as defined herein), and CDF applies such payment to the Loan Balance as provided in this Agreement.;. “CDF’s Payment Recognition Policy” means the following: (i) that CDF will recognize Wire Transfers received by CDF prior to 2:00PM Central Time on the same day as received, and Wire Transfers received after 2:00PM Central Time on the next calendar day after receipt; (ii) CDF will recognize checks received in the CDF Lockbox prior to 2:00PM Central Time two calendar days after receipt and checks received in CDF Lockbox after 2:00PM Central Time three calendar days after receipt; and (iii) as set forth in the following table:

Payment Date	Interest Paid Through:

Monday through Thursday before 3:00PM (COMS)	The same day (meaning funds recognized the next day)

Friday before 3:00PM (COMS)	Interest paid through Sunday (recognized Monday unless Monday is a holiday, in which case, credited the next banking business day and Borrower pays interest through the prior calendar day.)

Monday through Thursday after 3:00PM (COMS)	A (Monday-Thursday) COMS payment received after 3:00PM is treated the same as a payment made the next day before 3:00PM.

Friday PM/Saturday/Sunday payments	Payment recognized the same as a Monday AM payment.

(e)

Payments; Maturity. The outstanding Advances with respect to any given item of Equipment will mature upon the first to occur of the following: (i) the 360th day after the Invoice Date of such item; or (ii) the 10th day after the day on which such given item of Equipment is sold by a Dealer or lost, destroyed, abandoned or otherwise disposed of for any reason. Dealers’ payments to CDF will be handled through CDF’s Customer Account Link. CDF will apply Advance payments to the oldest (earliest) Invoice for Equipment financed or refinaced by CDF, provided, however, that, notwithstanding the foregoing, absent a Default or an Unmatured Default, CDF will comply with any payment instructions from Dealers with respect to the pay off of a specific item of Equipment. Any third party discount, rebate, bonus or credit granted to Dealers for any Equipment will not reduce the Loan Balance until CDF has received payment therefor in cash. Dealers will: (i) pay CDF even if any Equipment is defective or fails to conform to any warranties extended by any third party; (ii) not assert against CDF any claim or defense Dealers have against any third party; and (iii) indemnify and hold CDF harmless against all claims and defenses asserted by any buyer of the Equipment relating to the condition of, or any representations regarding, any of the Equipment. Dealers waive all rights of offset which Dealers may have against CDF. Any payment hereunder which would otherwise be due on a day which is not a Business Day, shall be due on the next succeeding Business Day, with such extension of time included in any calculation of applicable finance charges.

(f)

Curtailment Payments. Dealers will cause Rouse to prepare and finalize the Rouse Report for each calendar quarter, not later than 60 days after the end of each calendar quarter. If, and only if, the total OLV shown in such Rouse Report plus the balance of the Curtailment Reserve Account (as defined below) is less than 105% of the Rental Equipment Amount, then, within 10 days after such Rouse Report is finalized, Dealers will pay CDF the amount of such deficiency (each, a “Curtailment Payment”). If, and only if, the total OLV shown in such Rouse Report plus the balance of the Curtailment Reserve Account is greater than 105% of the Rental Equipment Amount, then, within 10 days after such Rouse Report is finalized, CDF will pay to Dealers the amount of such excess but only to extent such excess is in the Curtailment Reserve Account (each, a “Return Curtailment Payment”). CDF will hold and account for such Curtailment Payments in a curtailment reserve account maintained in the books and records of CDF (the “Curtailment Reserve Account”), although nothing herein shall be construed to require that CDF actually open and maintain an independent account with any third-party financial institution in respect thereof. In the event of a Default or termination or expiration of this Agreement, CDF may apply the Curtailment Payments in the Curtailment Reserve Account against any and all Obligations of Dealers to CDF, with any excess being returned to Dealers. Dealer’s aggregate interest charges for any month will be reduced by: (i) the sum of the amounts held in the Curtailment Reserve Account on each day of such month, divided by (ii) the actual number of days in such month, multiplied by (iii) the product of the Daily Rate for such month multiplied by the actual number of days in such month.

4.

Security Interest. As security for the payment and performance as and when due of all obligations of Dealers to CDF under this Agreement and the related transaction documents with respect to each item of Equipment described on a TS (collectively, the “Obligations”), Dealers hereby grant to CDF a security interest in (i) each item of Equipment now or hereafter described on a TS and the proceeds thereof, and (ii) the Curtailment Reserve Account and all funds now or hereafter contained therein and all proceeds thereof, regardless of whether such Curtailment Reserve Account is classified as an account, deposit account, money, contract right, instrument, general intangible or otherwise (the “Collateral”); provided, however, that, notwithstanding the foregoing: (a) Collateral does not include, and CDF will not claim a right to or an interest in: (1) any and all proceeds of any such item of Equipment that are accounts, chattel paper, payments, or other proceeds (including, without limitation, Rental Contracts) arising from the rental or leasing of any such item of Equipment; or (2) any and all proceeds of the proceeds described in the immediately preceeding clause (1) (collectively, “Rental Proceeds”); and (b) to the extent that the Obligations relating to any given item of Equipment have been satisfied in full by Dealers prior to the occurrence and continuation of a Default or an Unmatured Default: (1) such given item of Equipment and any proceeds thereof otherwise constituting Collateral will no longer be Collateral; and (2) CDF will no longer have, be entitled to, or claim any right or interest to or in any such released item of Equipment and the proceeds thereof and CDF’s security interest therein shall be automatically released without any further action, it being understood that in the event a Default or an Unmatured Default has occurred and is continuing, CDF’s security interest hereunder will continue to attach to any item of Equipment then constituting Collateral and the proceeds thereof (other than Rental Proceeds), the Obligations for which were not, prior to the occurrence and continuation of the Default or Unmatured Default, satisfied in full by Dealers, and CDF will have all of its rights as a secured creditor as set forth in Section 16 below with respect to such Equipment and the right to apply the proceeds thereof (other than Rental Proceeds) against any Obligations of Dealers with respect to any other item of Equipment then constituting Collateral. All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state, as the same may be amended, are used herein with such meanings.

5.	Letter of Credit. So long as there are any Obligations outstanding:

(a)

Dealers will provide to CDF an irrevocable, standby letter of credit issued in favor of CDF equal to 10% of the Maximum Amount, in the form attached hereto as Exhibit D (each, a “Letter of Credit”). The Letter of Credit shall serve as security for any and all of Dealers’ Obligations to CDF which may arise under the terms of this Agreement.

(b)	CDF will be entitled to draw on all or part of a Letter of Credit and apply the proceeds of a Letter of Credit to the outstanding Obligations in the event that:

(i)	A Default occurs and is not cured within any applicable notice and cure period; and/or

(ii)

Dealer has not renewed, extended or replaced the Letter of Credit, or has failed to provide sufficient proof to CDF that the Letter of Credit was renewed, extended or replaced, with any replacement, extension or renewal in amount, form and substance, with an expiration date and from a bank, all of which are reasonably satisfactory to CDF at least sixty (60) days prior to the expiration date of the existing Letter of Credit.

6.

Conditions Precedent to Advances. Notwithstanding any other terms of this Agreement, the obligation of CDF to make Advances or give Approvals is subject to Dealers’ fulfillment (or waiver thereof by CDF) of the following conditions precedent on or before the date of the first, and any subsequent, Advance(s) or Approval(s), as the case may be:

(a)	Representations. The representations and warranties contained in this Agreement shall be true and correct in all material respects on the date of such Advance or Approval.

(b)	Insurance. Dealers shall have complied with the insurance provisions in Section 9 of this Agreement on the date of any such Advance.

(c)	No Default. There shall be, at the time of any such Advance or Approval, no Default or Unmatured Default.

(d)

Corporate Action. Only with respect to the initial Advance under this Agreement, CDF shall receive a certified copy of the corporate action authorizing the execution and delivery of this Agreement and the performance of the obligations hereunder, together with an incumbency certificate of the authorized signers.

(e)

Intercreditor Agreement. Only with respect to the initial Advance under this Agreement, CDF shall receive the Senior Secured Lenders Intercreditor Agreement, duly executed and delivered by Dealers and the Administrative Agent.

(f)

Intercreditor Agreement – Schedule. Only with respect to Equipment subject to Option A Approvals, each such item of Equipment to be subject to such Advance shall be set forth on the Schedule required by the Senior Secured Lenders Intercreditor Agreement, which Schedule shall be executed by CDF and Dealers.

(g)

Indenture Release. Only with respect to Equipment subject to Option A Approvals, CDF shall have received a release from the Indenture Trustee under the Indenture, evidencing the release of the Indenture Trustee’s lien in each item of Equipment that is to be financed or refinanced by CDF under this Agreement.

(h)

Subordinations or Releases. Only with respect to Equipment subject to Option A Approvals, CDF shall have received subordinations or releases, in form and substance reasonably satisfactory to CDF, from any of Dealers’ other secured creditors who have prior conflicting liens in such Equipment, as reasonably determined by CDF.

7.

Affirmative Warranties and Representations. Dealers warrant and represent to CDF that: (a) each Dealer has good title to all Collateral which it owns, free and clear of all Liens (other than Permitted Liens); (b) CDF’s security interest in the Collateral is not subordinate to any Liens (other than Specified Permitted Liens); (c) Dealers will execute all documents CDF reasonably requests to perfect and maintain CDF’s security interest in the Collateral; (d) Dealers will deliver to CDF promptly upon each request, and CDF may retain, each Certificate of Title or Statement of Origin issued for Collateral; (e)  Dealers will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each jurisdiction in which the failure to be so qualified and licensed is reasonably likely to have a Material Adverse Effect; (f) Dealers have the right and are duly authorized to enter into this Agreement; (g) Dealers’ execution of this Agreement does not constitute a breach of any material law or agreement to which Dealers are now bound; (h) there are no actions or proceedings pending or threatened against Dealer which might have a Material Adverse Effect; (i) Dealers will maintain the Collateral in the ordinary course of business in good condition, ordinary wear and tear excepted; (j) Dealers have duly filed or caused to be filed all material tax returns required by law, and will pay when due all taxes, levies, assessments and governmental charges, except for such taxes, levies, assessments and governmental charges that are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (k) Dealers will keep all Collateral at such locations within the United States of America of which Dealer has notified CDF in writing or has listed on any current or future Exhibit A attached hereto; (l) Dealers will give CDF at least thirty (30) days’ prior written notice of any change in Dealers’ identity, name, form of business organization, or chief executive office; (m) Dealers will notify CDF promptly after the commencement of legal proceedings against Dealers which are reasonably likely to have a Material Adverse Effect; (n) Dealers will comply with all applicable laws to which they are subject and the violation of which would be reasonably likely to have a Material Adverse Effect; and (p) each Dealer has provided CDF with a copy of such Dealer’s Certificate of Incorporation or Limited Partnership Certificate, as the case may be, and will provide any subsequent amendments thereto bearing indicia of filing from the appropriate governmental authority, or such other documents verifying such Dealer’s true and correct legal name.

8.

Negative Covenants. Dealers will not at any time (without CDF’s prior written consent): (a) other than in the ordinary course of their business, sell, demonstrate, lease or otherwise dispose of or transfer any Collateral; (b) other than in the ordinary course of their business, demonstrate, consign, or use any Collateral; or (c) move any Collateral out of the United States of America. In addition, Dealer will not at any time consummate any transaction that results in a Change of Control without giving CDF at least 30 days’ advance written notice of such Change of Control; provided, however, that notwithstanding anything in this Agreement to the contrary, from and after receipt of such notice, CDF shall have have no obligation to make any additional Advances.

9.	Insurance.

(a)

Dealers will maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Dealers, are adequate and appropriate for the conduct of the business of the Dealers in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Dealers, for companies similarly situated in the industry, naming CDF as a lender loss-payee and containing standard lender’s loss payable and termination provisions. Dealers will provide CDF with written evidence of such property insurance coverage and lender’s loss-payee endorsement. Dealers will furnish CDF with evidence of payment of premiums on the insurance policies referred to in this Section, upon written request of CDF, which request may be made not more than twice per calendar year.

(b)

The following notice is given pursuant to Section 180/15 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of this Agreement. UNLESS DEALERS PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, CDF MAY PURCHASE INSURANCE AT DEALERS’ EXPENSE TO PROTECT CDF’S INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT DEALERS’ INTEREST. THE COVERAGE THAT CDF PURCHASES MAY NOT PAY ANY CLAIM THAT DEALERS MAKE OR ANY CLAIM THAT IS MADE AGAINST DEALERS IN CONNECTION WITH THE COLLATERAL. DEALERS HAVE OBTAINED INSURANCE AS REQUIRED UNDER THIS AGREEMENT. IF CDF PURCHASES INSURANCE FOR THE COLLATERAL, DEALERS WILL BE REPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST, AND ANY OTHER CHARGES CDF MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO DEALERS’ TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE DEALERS MAY BE ABLE TO OBTAIN ON THEIR OWN.

10.	Financial Statements.

(a)

If Parent is required to file reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, then Parent shall not be required to furnish CDF with financial statements. If Parent is not required to file reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, Parent will deliver to CDF: (i) within one hundred twenty days (120) days after the end of each fiscal year of Parent, the consolidated balance sheet of Dealers as at the end of such year, and the related statement of income and statement of changes in financial position for such fiscal year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Parent; and (ii) within sixty days (60) days after the end of each quarter of Parent’s fiscal year (other than the fourth quarter), the consolidated balance sheet of Dealers as at the end of such quarter and the related statement of income and statement of changes in financial position for such quarter, prepared in accordance with generally accepted accounting principles (except for the absence of footnotes and year end adjustments).

(b)

Parent will also deliver to CDF: (i) within 10 days after the end of each month, a location and appraisal report with respect to the Collateral, in a form mutually acceptable to Parent and CDF; (ii) contemporaneously with Parent’s delivery to Administrative Agent, a bank compliance certificate; and (iii) within ten (10) days after CDF’s reasonable request, any other information relating to the Collateral.

11.

Reviews. Within 10 days after the end of each month, Dealers will provide CDF with a detailed monthly report dated as of the last day of each month as to the status (i.e., in rental fleet, out on rent, stock, transfer, sold) of all Collateral. CDF will conduct an initial due diligence satisfactory to CDF that will verify the accuracy of such report as to the status of all Collateral as of the date of the initial due diligence. Upon satisfactory results of the due diligence, on an annual basis, CDF may conduct a books and records audit to reaffirm the accuracy of the reporting. After the occurrence and during the continuation of a Default or an Unmatured Default, Dealers will allow CDF to inspect, at Dealers’ sole cost and expense, the Collateral located at Dealers’ places of business and to examine and make copies, at CDF’s sole cost and expense, of Dealers’ books and records located at Dealers’ places of business related to the maintenance, location, and condition of the Collateral.

12.

Calculation of Charges. Dealer will pay CDF $25 for each check returned unpaid for insufficient funds (an “NSF check”) (such $25 payment repays CDF’s estimated administrative costs; it does not waive the default caused by the NSF check). Notwithstanding anything to the contrary in this Agreement or any TS, no interest will accrue to Dealers with respect to any Advance unless and until CDF has actually advanced funds, regardless of the Invoice Date for the applicable Equipment. CDF intends to strictly conform to the usury laws governing this Agreement. Regardless of any provision contained herein or in any other document, CDF shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest, any amount in excess of the maximum amount allowed by applicable law. If CDF ever receives any amount which, if considered to be interest, would exceed the maximum amount permitted by law, CDF will apply such excess amount to the reduction of the Loan Balance, and then will pay any remaining excess to Dealers. In determining whether the interest paid or payable exceeds the highest lawful rate, Dealers and CDF shall, to the maximum extent permitted under applicable law: (A) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (B) exclude voluntary pre-payments and the effect thereof; and (C) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term. CDF will recognize and credit payments made by check, ACH, federal wire, or other means, according to its payment recognition policies from time to time in effect, or as otherwise agreed. Information regarding CDF payment recognition policies is available from Dealers’ CDF representative, the website, or will be communicated pursuant to Section 13(b) below.

13.	Billing Statement.

(a)

CDF will send Dealers a monthly billing statement identifying all charges due on Dealers’ account with CDF. The charges specified on each billing statement will be due and payable in full within 10 days after Dealers’ receipt thereof. Provided that Dealers receive CDF’s monthly billing statement by the 5th day of a given month, if CDF does not receive, by the 25th day of any such month, payment of all charges set forth on such statement, Dealers will (to the extent allowed by law) pay CDF a late fee equal to the greater of $5 or 5% of the amount of such finance charges (payment of such fee does not waive the default caused by the late payment). CDF may adjust the billing statement at any time to conform to applicable laws and this Agreement, it being understood that no such adjustment will result in Dealers being charged a higher interest rate than the rate set forth herein or in a TS.

(b)

From time to time, CDF may provide written notice to Dealers of new or changed fees, finance charges, policies, practices and other costs (collectively, “Fees”) payable by, or applicable to, Dealers and relating to Dealers’ account generally, or in connection with specific services, or events, to be effective as of the notice date, or such other future date as CDF shall advise; provided, however, that such Fees will not be applicable to any Advances made, or TS entered into, prior to the time that Dealers are notified in writing of such Fees. Dealers shall be deemed to have accepted such Fees if they are set forth in an Advance Certificate executed by Parent (on behalf of itself and each of the other Dealers).

14.

Rental Contracts. Dealers may rent the Equipment against which CDF has made Advances pursuant to the terms of Dealers’ rental contracts (“Rental Contracts”). Dealers will indemnify CDF against any loss or damage which CDF suffers, whether direct or indirect, resulting in any way from the Rental Contracts, agreements, or rental transactions and any claims by any Dealer’s customers regarding such Dealer’s obligations under the Rental Contracts. All Rental Contracts will include substantially the following language: “This rental contract and all of customer’s rights in and to the equipment hereunder are subject and subordinate to any rights, title and interest of any and all persons (including, without limitation, NationRent’s senior secured lenders under any credit agreement or security agreement) who have financed or leased the equipment to NationsRent pursuant to certain contracts or instruments (Financing). Customer acknowledges that this rental contract and any and all rights to the equipment shall, at the option of such persons (including, without limitation, NationsRent’s senior secured lenders), terminate upon the occurrence of an event of default under such Financing”.

15.	Default. Dealers will be in default under this Agreement (“Default”) if:

(a)

Dealers breach any material term in this Agreement and such breach is not cured within ten (10) Business Days from the date of notice of breach from CDF, it being understood that no such cure period will be available for a breach under any other subsentence of this Section 15 for which no express cure period is provided, and it being further understood that without limiting the generality of the foregoing, the provisions of the second sentence of Section 3(f), the provisions of Sections 7(a) and (b), Section 8, Section 10(b) and the first sentence of Section 11 are deemed to be material terms in this Agreement;

(b)

Dealers fail to pay any scheduled payment of principal or interest to CDF under this Agreement when due or payable hereunder within five (5) days after becoming due and owing or Dealer fails to pay any other amounts owed to CDF under this Agreement within five (5) days after Dealers receive written notice from CDF that such amounts are due and owing;

(c)	Dealers breach Section 5(b)(ii);

(d)	an attachment or seizure issues or is executed against the Collateral having an aggregate value of at least $500,000 that does not constitute a Permitted Lien;

(e)	a payment default and acceleration has occurred under the Credit Agreement;

(f)

any Dealer makes a general assignment for the benefit of creditors, or any Dealer becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law, or any receiver is appointed for assets of any Dealers; or

(g)	any representation, statement, report or certificate which Dealers make or deliver to CDF is materially inaccurate when made.

16.	Rights of CDF Upon Default. In the event of a Default:

(a)

CDF may at any time, without notice or demand to Dealers, do any one or more of the following: declare all or any part of the Loan Balance immediately due and payable, together with all costs and expenses of CDF’s collection activity, including all reasonable out-of-pocket attorneys’ fees; exercise any rights under applicable law; and/or cease making any additional Advances which shall not be construed to limit the discretionary nature of this credit facility.

(b)	Upon CDF’s demand, Dealers will segregate and keep the Collateral in trust for CDF, and will not dispose of or use any Collateral, nor further encumber any Collateral.

(c)

Upon CDF’s demand, Dealers will immediately deliver the Collateral to CDF at a place specified by CDF, together with all related documents; or CDF may, without notice or demand to Dealers, take immediate possession of the Collateral together with all related documents.

(d)

CDF may, without notice, apply a default finance charge to outstanding Advances equal to the lesser of 3% per annum above the rate in effect immediately prior to the Default, or the highest lawful contract rate of interest permitted under applicable law.

(e)

Dealers grant CDF an irrevocable power of attorney to: execute or endorse on Dealers’ behalf any checks, drafts or other forms of exchange received as payment on any Collateral for deposit in CDF’s account; execute financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; sell, assign, transfer, negotiate, demand, collect, receive, settle, extend, or renew any amounts due on any of the Collateral; do anything Dealers are obligated to do hereunder; initiate and settle any insurance claim pertaining to the Collateral; and do anything to preserve and protect the Collateral and CDF’s rights and interests therein.

All of CDF’s rights and remedies are cumulative. CDF’s failure to exercise any of CDF’s rights or remedies hereunder will not waive any of CDF’s rights or remedies as to any past, current or future Default.

17.

Sale of Collateral. If CDF conducts a sale of any Collateral by requesting bids from ten (10) or more dealers or distributors in that type of Collateral, or pursuant to any internet auction or sale posting on a third party auction sale site, any sale by CDF of such Collateral in bulk or in parcels within one hundred twenty (120) days of: (a) CDF’s taking possession and control of such Collateral following a Default; or (b) when CDF is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Dealers agree that the purchase of any Collateral by a Vendor, as provided in any agreement between CDF and the Vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Dealers further agree that seven (7) or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a Vendor). Dealers irrevocably waive any requirement that CDF retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If CDF disposes of any Collateral other than as herein contemplated, the laws of the state governing this Agreement will determine the commercial reasonableness of such disposition. Dealers and CDF irrevocably waive all rights to claim punitive and/or exemplary damages.

18.

Power of Attorney; Information. Dealers grant CDF an irrevocable power of attorney, exercisable at any time, to file financing statements describing CDF as “Secured Party”, each Dealer as “Debtor” and indicating the Collateral, and only the Collateral, as the “collateral”. CDF may provide to any third party any standard credit, financial or other information on Dealers that CDF may at any time possess in response to a request for a credit rating, and any other information on any Dealer that CDF may from time to time possess if required by law, provided, however, that nothing herein will prevent CDF from disclosing any information regarding Dealers: (i) to any affiliates of CDF; (ii) to any Vendor; and (iii) in connection with a securitization of CDF’s assets. At CDF’s sole cost and expense, CDF may obtain from any Vendor any credit, financial or other information regarding Dealers that such Vendor may at any time possess.

19.

Access to CDF’s System. CDF has developed a system which will allow Dealers to access CDF’s computers via an internet connection for the sole purposes of allowing Dealers to obtain certain information regarding the Loan Balance, and to pay CDF the amounts which Dealers owe pursuant to this Agreement, which will include the amount of principal, interest, fees and charges (“System”). CDF grants to Dealers the right to use the System in the manner provided herein. Dealers may access the System at no charge during the term of this Agreement. Dealers will access information in the System via an internet connection and by entering a user identification number and a password which CDF will provide to Dealers. Dealers may thereafter change the password which CDF provides to Dealers. Dealers will assume complete responsibility in protecting the safety and security of their user identification number, password and personal identification number (“PIN”). Dealers will be solely liable for all losses, damages or claims resulting from any unauthorized use of the user identification number, password and PIN. CDF retains the right to make any changes in the System, including, but not limited to, the scheduled hours of operation, access periods, and user identification procedures.

20.

Dealer’s Account. In order to obtain access to the System, Dealers must complete and submit to CDF an application form entitled “Electronic Access Agreement” (“Application”) which may be found in CDF’s internet website (www.gecdf.com/coms). The terms of the Application are incorporated into this Agreement. Dealers will have the option, as indicated in the Application, to allow CDF to initiate automatic or elective ACH debit entries to Dealers’ Account (as defined below) to pay any amounts which Dealers owe to CDF under this Agreement. Dealers must provide certain information as required in the Application regarding Dealers’ bank and the particular account at Dealers’ bank through which CDF will initiate the ACH debit entries which Dealers authorize pursuant to this Agreement (“Account”). Dealers will promptly complete another Application and will submit such Application to CDF if any information regarding the Account is changed or is inaccurate. CDF will thereupon enter such new information regarding the Account into the System. Dealers will execute such agreements which such bank requires to allow CDF to initiate ACH debit entries to the Account, and to receive payments therefor.

21.

Authorization for Elective ACH Payment. The System will allow Dealers to select the payments of principal, interest, insurance, fees and other charges which Dealers elect to make to CDF. Upon selecting the particular items which Dealers elect to pay to CDF, Dealers will enter their PIN to confirm the payments which Dealers wish to make to CDF. By entering Dealers’ unique PIN, Dealers thereupon irrevocably authorize CDF to initiate ACH debit entries to the Account in the amount selected by Dealers to pay the obligations which Dealers owes to CDF under this Agreement, and to take possession of such funds in the Account for application to such obligations. CDF will not initiate an ACH debit entry under this Agreement except in conformity with the authorization provided by Dealers.

22.

General Use Restrictions. Dealers will not and will not cause others to: (a) reverse engineer, reverse compile, decompile, disassemble, alter, translate, convert or attempt to derive the source code of the System; (b) use the System in a manner that jeopardizes the integrity thereof or interferes with others’ use of the System, or (c) use the System in any manner which violates this Agreement or any applicable laws (including, but not limited to, any laws relating to copyrights, trademarks, trade secrets or libel).

23.

Limitation of Liability for ACH Debits. CDF will not be liable for the act or omission of any Automated Clearing House, financial institution, or any person who has obtained unauthorized access to the System unless such unauthorized access was a result of the gross negligence or willful misconduct of a CDF Company (as defined below) or any employee, agent, officer or director of a CDF Company. Dealers acknowledge that errors may occur in the ACH debiting process. Dealers will immediately notify CDF if the amount of any ACH debit entry which CDF initiates exceeds the amount authorized by Dealers. Dealers agree, however, that CDF’s liability for any such error will be limited to CDF’s prompt credit to Dealers’ Account of the amount of the entry which exceeds the amount authorized by Dealers. In no event will CDF be liable to Dealers for any consequential, special or incidental damages.

24.

Warranty. CDF MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SYSTEM, INCLUDING BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES AS TO ACCURACY, COMPLETENESS OR ADEQUACY OF INFORMATION. IN NO EVENT WILL CDF BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES INCURRED BY DEALERS AS A RESULT OF DEALERS’ USE OF THE SYSTEM. CDF does not warrant that the functions contained in the System will meet Dealers’ requirements, or that the System will operate on Dealers’ computer system or with Dealers’ internet access provider, or that the operation of the System will be uninterrupted or error free. CDF is not responsible for any problems caused by changes in the operating characteristics of the Dealers’ computer hardware or operating system which are made upon Dealers’ access to the System. Dealers will have the sole responsibility for adequate protection and back up of their data used in connection with the System. Dealers waive any right to claim against CDF for lost data, work delays or lost profits resulting from their use of the System.

25.

Confidentiality. The System is proprietary to CDF. Dealers will use and maintain the System in confidence and will not sell, transfer, publish, disclose, or otherwise make accessible the System to any third party, except to its employees, agents, professionals or other advisors in accordance with this Section. Dealers will confine access to the System only to their employees, agents, professionals or other advisors who require such access in the ordinary course and scope of their duties to Dealers. Dealers will inform their respective employees, agents, professionals or other advisors of the confidential nature of the System before Dealers grant an employee, agent, professional or other advisor any access to the System.

26.

Termination. Either party may terminate this Agreement at any time by written notice received by the other party. If CDF terminates this Agreement, Dealers agree that if Dealers are not in Default hereunder, thirty (30) days prior notice of termination is reasonable and sufficient (although this provision shall not be construed to mean that shorter periods may not, in particular circumstances, also be reasonable and sufficient, including without limitation, under the circumstances described in the second sentence of Section 8 above). Dealers will be obligated to CDF for Advances made before the effective termination date of this Agreement; provided, however, that, absent a Default and except as set forth in Section 8 above, such termination shall not alter the terms or conditions or accelerate the maturities of any Advances made prior to the effective termination date of this Agreement. Subject to Section 4, CDF will retain all of its rights, interests and remedies hereunder until Dealers have paid CDF in full. All waivers, and the agreement to arbitrate, set forth in this Agreement will survive any termination of this Agreement.

27.

Binding Effect. Except pursuant to a collateral assignment of Dealers’ rights hereunder as contemplated by the Credit Agreement, Dealers cannot assign their interest in this Agreement without CDF’s prior written consent, although CDF may assign or participate CDF’s interest, in whole or in part, without Dealers’ consent. This Agreement will protect and bind CDF’s and Dealers’ respective heirs, representatives, successors and assigns.

28.

Notices. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents will be sufficiently given or served if mailed or delivered: (a) to Dealers at Dealers’ chief executive office specified above; and (b) to CDF at 5595 Trillium Blvd., Hoffman Estates, Illinois 60192, Attention: General Counsel, or such other address as the parties may hereafter specify in writing.

29.

NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT DEALERS AND CDF FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

30.

Severability. If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

31.

Supplement. If any Dealer and CDF (or any predecessor in interest to CDF) have previously executed other agreements pertaining to all or any part of the Collateral, this Agreement will supplement such agreement, and this Agreement will neither be deemed a novation nor a termination of such agreement, nor will execution of this Agreement be deemed a satisfaction of any obligation secured by such agreement.

32.

Receipt of Agreement. Dealers acknowledge that they have received a true and complete copy of this Agreement and have read and understood this Agreement. Notwithstanding anything herein to the contrary, CDF and Dealers may rely on any facsimile copy, electronic data transmission, or electronic data storage of: this Agreement, any TS, billing statement, financing statement, authorization to pre-file financing statements, invoice from a Vendor, financial statements or other reports, which will be deemed an original, and the best evidence thereof for all purposes.

33.

Miscellaneous. Time is of the essence regarding Dealers’ performance of its obligations to CDF. Dealers’ liability to CDF is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. CDF may refrain from or postpone enforcement of this Agreement without prejudice, and the failure to strictly enforce this Agreement will not create a course of dealing which waives, amends or modifies this Agreement. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Dealers fail to pay any taxes, fees or other obligations which may impair CDF’s interest in the Collateral, or fail to keep the Collateral insured, CDF may, but shall not be required to, pay such amounts. Such paid amounts will be: (a) an additional debt which Dealers owe to CDF, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. The Section titles used herein are for convenience only, and do not define or limit the contents of any Section.

34.

Governing Law. This Agreement and all other agreements between Dealers and CDF with respect to the subject matter hereof have been substantially negotiated, and will be substantially performed, in the state of Illinois. Accordingly, all Disputes (as defined below) will be governed by, and construed in accordance with, the laws of such state.

35.	BINDING ARBITRATION.

(a)

Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any act committed by CDF or by any parent company, subsidiary or affiliated company of CDF (the “CDF Companies”), or by any employee, agent, officer or director of a CDF Company whether or not arising within the scope and course of employment or other contractual representation of the CDF Companies provided that such act arises under a relationship, transaction or dealing between CDF and Dealers with respect to this Agreement; and/or (c) any other relationship, transaction or dealing between CDF and Dealers with respect to this Agreement (collectively the “Disputes”), will be subject to and resolved by binding arbitration. Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed Fifteen Thousand Dollars ($15,000) in the aggregate in a court of competent jurisdiction. Service of arbitration claims shall be acceptable if made by U.S. mail or overnight delivery to the address for the party described herein.

(b)

Administrative Body. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of either: (a) The American Arbitration Association (“AAA”); or (b) United States Arbitration & Mediation (“USA&M”). The party first filing an arbitration claim shall designate which arbitration forum and rules are to be applied for all disputes between the parties. The arbitration rules are found at www.adr.org for AAA, and at www.usam-midwest.com for USA&M. AAA claims may be filed in any AAA office. Claims filed with USA&M shall be filed in their Midwest office located at 720 Olive Street, Suite 2020, St. Louis, Missouri 63101. All arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. A panel of three arbitrators shall hear all claims exceeding One Million Dollars ($1,000,000), exclusive of interest, costs and attorneys’ fees. The arbitrator(s) will decide if any inconsistency exists between the rules of the applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The arbitrator shall follow the terms of this Agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney work product doctrine.

(c)

Hearings. Each party hereby consents to a documentary hearing for all arbitration claims, by submitting the dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing, if any party requests an oral hearing within forty (40) days after service of the claim, and that party remits the appropriate deposit for AAA’s or USA&M’s fees and arbitrator compensation within ten (10) days of making the request. Each party agrees that failure to timely pay all fees and arbitrator compensation billed to the party requesting the oral hearing will be deemed such party’s consent to submitting the Dispute to the arbitrator on all documents and such party’s waiver of its request for an oral hearing. The site of all oral arbitration hearings will be in the Division of the Federal Judicial District in which AAA or USA&M maintains a regional office that is closest to Parent.

(d)

Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than forty (40) days after the filing and service of a claim for arbitration, the parties in contested cases will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (i) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (ii) the opposing party will be permitted to depose the expert witness(es); (iii) the opposing party will be permitted to designate rebuttal expert witness(es); and (iv) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

(e)	Exemplary or Punitive Damages. The arbitrator(s) will not have the authority to award exemplary or punitive damages.

(f)

Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal court of competent jurisdiction within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended (“FAA”) will govern all arbitration(s) and confirmation proceedings hereunder.

(g)

Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent CDF’s or Dealers’ use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive CDF’s or Dealers’ right to compel arbitration of any Dispute.

(h)

Attorneys’ Fees. If either Dealers or CDF brings any other action for judicial relief with respect to any Dispute, the party bringing such action will be liable for and immediately pay all of the other party’s costs and expenses (including attorneys’ fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Dealers or CDF brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys’ fees, incurred by the other party in defending such action. Additionally, if Dealers sue CDF or institute any arbitration claim or counterclaim against CDF in which CDF is the prevailing party, Dealers will pay all costs and expenses (including attorneys’ fees) incurred by CDF in the course of defending such action or proceeding and if CDF sues Dealers or institutes any arbitration claim or counterclaim against Dealers in which Dealers are the prevailing party, CDF will pay all costs and expenses (including attorneys’ fees) incurred by Dealers in the course of defending such action or proceeding.

(i)

Limitations. Any arbitration proceeding must be instituted: (A) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment by or on behalf of the payor was received and applied in respect of such debt by the payee; and (B) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute. Notwithstanding the foregoing, this limitation provision will be suspended temporarily as of the date any of the following events occur and will not resume until the date following the date either party is no longer subject to (i) bankruptcy, (ii) receivership, (iii) any proceeding regarding an assignment for the benefit of creditors, or (iv) any legal proceeding, civil or criminal, which prohibits either party from foreclosing any interest it might have in the collateral of the other party.

(j)	Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.

36.

INVALIDITY/UNENFORCEABIITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. DEALERS AND CDF WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING. SIMILARLY, IF THIS AGREEMENT OR A PARTICULAR DISPUTE HEREUNDER IS NOT SUBJECT TO ARBITRATION, DEALERS HEREBY CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN ILLINOIS AND WAIVE ANY OBJECTION WHICH DEALERS MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT.

37.

Shared Credit Facility. Each Dealer is part of an integrated family of companies, and, accordingly each Dealer desires to have the availability of one common credit facility instead of separate credit facilities. Each Dealer has requested that CDF extend such a common credit facility. Each Dealer acknowledges that CDF will be lending against, and relying on a lien upon, all of its Collateral (as defined in Section 4 herein) even though the proceeds of any particular loan made hereunder may not be advanced directly to such Dealer, and that such Dealer will nevertheless benefit by the making of all such loans by CDF and the availability of a single credit facility of a size greater than each could independently warrant.

38.

Joint and Several Obligations. Each Dealer is jointly and severally liable with the other Dealers for the obligations of the other Dealers hereunder. Each Dealer is obligated and responsible for the performance of the other Dealers under this Agreement, and a Default by any Dealer shall be a Default by such other Dealers. Each Dealer waives: (a) any right of contribution from the other Dealers until all of the obligations have been paid in full; (b) any right to require CDF to institute any action or suit or to exhaust CDF’s rights and remedies against any Collateral or any Dealer before proceeding against any such Dealer; and (c) any obligation of CDF to marshal any assets in favor of any Dealer. Each Dealer consents that CDF may, without in any manner affecting such Dealer’s joint and several liability for any obligations to CDF: (i) extend in whole or in part (by renewal or otherwise), modify, accelerate, change or release any obligations of the other Dealers; (ii) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance of payment of any and all Collateral or other property, of any nature and from whomsoever received, held by CDF as security for the payment or performance of any obligations to CDF of any other Dealer or any obligations of any Dealer; and (iii) settle, adjust or compromise any of CDF’s claims against such Dealers.

* * * * * Remainder of Page Blank – Signature Page Follows * * * *

THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGES WAIVER PROVISIONS.

This Agreement is dated this 27th day of April, 2006.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION By: /s/ Dennis VanLeeuwen Print Name: Dennis VanLeeuwen Title: General Manager	NATIONSRENT COMPANIES, INC.
LAS OLAS TWELVE CORPORATION
LAS OLAS FOURTEEN CORPORATION
NATIONSRENT, INC.
NATIONSRENT USA, INC.
NATIONSRENT TRANSPORTATION SERVICES, INC.
NR DELAWARE, INC.
NRGP, INC.
NATIONSRENT WEST, INC.
LOGAN EQUIPMENT CORP.
NATIONSRENT DEALER GROUP, LLC
BDK EQUIPMENT COMPANY, INC.

By: /s/ John C. Scherer
Print Name: John C. Scherer
Title: Vice President and Treasurer

NATIONSRENT OF TEXAS, LP
By: NRGP, its general partner

By: /s/ John C. Scherer
Print Name: John C. Scherer
Title: Vice President and Treasurer